UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 23, 2020

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2020, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”), entered into an Asset Purchase and Sales Agreement (the “Purchase Agreement”) with Razor Jacket, LLC (“Razor Jacket”) and its owners, Frank Gill (“Gill”) and Ryan Johnson (“Johnson”, and collectively with Gill and Razor Jacket, the “Sellers”).

Pursuant to the Purchase Agreement, the Company agreed to purchase from the Sellers, all of Razor Jacket’s equipment and all of the Seller’s know-how relating to the manufacture of cannabinoid isolates and related products, including, but not limited to, terpenes, and the production of isolate and related products (collectively, the “Assets”). The Assets are currently located in Oregon and as part of the transaction the Assets will be relocated to the Company’s facility in Dallas, Texas.

The purchase price payable for the Assets is (a) $300,000 in cash, payable at closing; (b) 625,000 shares of restricted common stock (valued for the purposes of the Purchase Agreement at $0.80 per share)(the “Closing Shares”); and (c) the right for the Sellers to earn up to 16.5 million shares of a to-be-designated series of preferred stock of the Company (the “New Preferred Stock” and “New Preferred Shares”), which will be convertible for common stock on a one-for-one basis, subject to conditions as discussed below.

The acquisition of the Assets is subject to customary closing conditions and the transaction is not anticipated to close until after October 31, 2020, provided that the closing is required to occur prior to November 30, 2020, subject to the satisfaction of the conditions to closing set forth in the Purchase Agreement. The Purchase Agreement will have an effective date of November 1, 2020.

The New Preferred Shares shall not be earned by Sellers, if at all, until the conditions described below are satisfied:

(a)Upon successful completion of the below five conditions, an aggregate of 5,500,000 New Preferred Shares shall be issued to Gill and Johnson, in the amount of 2,750,000 shares each, subject to applicable law:

(1)The receipt by the Company of the Assets (except for certain excluded assets) on or before December 1, 2020;

(2)The permanent relocation of Gill and Johnson to Dallas County, Texas or the five surrounding counties;

(3)The delivery to the Company of a draft of a Patent Application for the Sellers’ existing process to produce isolate (the rights to which are being acquired by the Company pursuant to the Purchase Agreement);

(4)The successful restart of the lab Assets such that isolate of the exact quality of isolate currently being purchased by the Company is achieved, as demonstrated by a third-party Certificate of Analysis; and

(5)Cooperation by the Sellers with the Company in the completion of an audit of the Assets by the Company’s independent accountants as required by Form 8-K.

(b)Upon successful completion of the first full year of employment of Gill and Johnson an additional 2,750,000 New Preferred Shares shall be issued to each of Gill and Johnson; and

(c)Upon successful completion of the second full year of employment of Gill and Johnson an additional 2,750,000 New Preferred Shares shall be issued to each of Gill and Johnson.

Any New Preferred Shares not earned as discussed above will be forfeited and, in the event either Gill and/or Johnson voluntarily resigns under their respective employment agreements (discussed below), they forfeit any unearned shares.

The Purchase Agreement may be terminated prior to the closing of the transactions contemplated thereby (the “Closing”, and the date of such Closing, the “Closing Date”): (a) by the mutual written consent of the Company and Sellers at any time prior to the Closing Date; (b) by either the Company or Sellers at any time prior to the Closing Date if there is a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Assets to the Company or any other transaction contemplated under the Purchase Agreement; (c) by the Company in the event of a material breach by Sellers prior to the Closing of any provision of the Purchase Agreement, which breach is not remedied by the Sellers within 10 days after receipt of written notice thereof from the Company; (d) by the Sellers in the event of a material breach by the Company prior to the Closing Date of any provision of the Purchase Agreement, which breach is not remedied by the Company within 10 days after receipt of written notice thereof from the Sellers; or (e) by either the Company or the Sellers if, through no fault of, or breach by, the party that desires to terminate the Purchase Agreement, the conditions precedent to the obligations of such party have not been met or waived and the closing has not taken place by November 30, 2020.

We agreed to pay the costs of transporting the Assets and insurance on the Assets (subject to certain exceptions), and Sellers agreed to pay all of their other costs.

The Purchase Agreement restricts the Sellers’ ability to discuss, accept or negotiate competing acquisition proposals while the Purchase Agreement is in place, and includes customary representations and warranties, including representations regarding the Sellers’ financial condition and status as ‘accredited investors’ and customary indemnification obligations of the parties, which require the Sellers to jointly and severally indemnify the Company against any losses caused by the breach of any representation or warranty of the Sellers in the Purchase Agreement, the conduct of the Sellers before closing and all liabilities associated with the Assets not expressly assumed by the Company and requires the Company to indemnify the Sellers against any losses caused by a breach of any of the Company’s representations or warranties in the Purchase Agreement. The Company is also able to set off any amounts owed to the Company in connection with such indemnification, which is not timely paid, against the value of the New Preferred Shares due to Sellers under the Purchase Agreement (based on a per-share price of $0.80 per share).

Required conditions to closing of the transactions contemplated by the Purchase Agreement include:

(a)Gill’s entry into a Trading Agreement (which was entered into on October 23, 2020, and which is not yet effective and is being held in trust pending the Closing), which restricts Gill’s ability to transfer or sell the Closing Shares (and any other shares of Company common stock which he may obtain during the term of such agreement), until October 31, 2023, provided that between October 31, 2021, and October 31, 2023, Gill may sell not more than 10% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30 day rolling period, subject to certain other requirements.

(b)Gill’s and Johnston’s entry into a Trading Agreement (which was entered into on October 23, 2020, and which is not yet effective and is being held in trust pending the Closing), which restricts such persons’ ability to transfer or sell any of the shares of common stock issuable upon conversion of the New Preferred Shares (and any other shares of Company common stock which they may obtain during the term of such agreement), until October 31, 2025, provided that between October 31, 2022, and October 31, 2025, each may sell not more than 10% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30-day rolling period, subject to certain other requirements.

(c)Gill’s entry into an employment agreement with the Company (which was entered into on October 23, 2020, and which is not yet effective and is being held in trust pending the Closing), providing for:

i.An effective date of December 1, 2020;

ii.Gill to serve as Chief Isolate Laboratory Technician of the Company;

iii.Gill to be employed until December 1, 2021, subject to automatic yearly renewals in the event the agreement is not terminated no less than 60 days prior to any applicable renewal date;

iv.Gill to be paid $175,000 per year, which may be increased by management from time to time, and for Gill to be eligible to be granted by the management of the Company or the Board of Directors, stock option or cash bonuses in the discretion of the Board and/or management;

v.Standard assignment of inventions, confidentiality requirements, non-solicitation requirements, and representations and warranties of the parties;

vi.Three weeks of paid vacation per year (of which one week may carry forward from year-to-year);

vii.A non-compete, in consideration for, among other things, an additional $1,000 per year of compensation, restricting him from competing against the Company or owning any percentage of any entity which is in the hemp or aerosol business, for a period to the later of (x) two years after the termination of the agreement and (y) December 1, 2023, subject to certain exceptions;

viii.That the Company may terminate the agreement at any time for any reason (subject to the requirement to pay severance fee, as discussed below, where applicable);

ix.That in the event that Gill’s employment with the Company is terminated by the Company other than due to his death, disability, the non-renewal of the agreement pursuant to its terms, or with cause (defined as failure of Gill to substantially perform his duties, failure to comply with any written or oral direction of the Chief Executive Officer which relates to the performance of his duties, subject to certain exceptions, the commission of any criminal act which constitutes a felony or involves fraud, dishonesty, or moral turpitude, the failure to render services under the agreement due to alcohol or drug abuse, or a willful material violation of any employment policies of the Company or any material breach of any term of the employment agreement, subject where applicable under the agreement, the right to cure such breaches), or in the event Gill terminates the agreement for good reason (as defined in the agreement as the Company’s failure to pay any compensation due to Gill, a reduction in his compensation without his consent, the failure of the Company to provide adequate resources to Gill (subject to certain exceptions), or any action by the Company, except as required by law or government regulation, which would adversely affect Gill’s ability to perform his duties under the agreement or participate in any bonus or incentive plan), the Company is required to pay Gill 12 months of severance (based on his then base salary), payable equally in 12 monthly installments. Upon termination of the agreement for any other reason, he is due only accrued and unpaid compensation (and accrued vacation days) through the date of termination.

(d)Johnson’s entry into an employment agreement with the Company (which was entered into on October 23, 2020, and which is not yet effective and is being held in trust pending the Closing), providing for:

i.An effective date of December 1, 2020;

ii.Johnson to serve as Chief Operating Officer of the Company;

iii.Johnson to be employed until December 1, 2021, subject to automatic yearly renewals in the event the agreement is not terminated no less than 60 days prior to any applicable renewal date;

iv.Johnson to be paid $175,000 per year, which may be increased by management from time to time, and for Johnson to be eligible to be granted by the management of the Company or the Board of Directors, stock option or cash bonuses in the discretion of the Board and/or management;

v.Johnson to receive additional compensation of 3% of all net sales generated directly from his actions, to the extent the Company makes a cash basis profit (non-cash expenses shall not be included in this calculation), wherein such net sales shall be calculated as gross revenue less cost of goods, less any chargebacks, refunds, returns, recalls or similar transactions from prior periods, with such additional compensation shall be paid quarterly after the close of the Company’s quarterly or annual report;

vi.Standard assignment of inventions, confidentiality requirements, non-solicitation requirements, and representations and warranties of the parties;

vii.Three weeks of paid vacation per year (of which one week may carry forward from year-to-year);

viii.A non-compete, in consideration for, among other things, an additional $1,000 per year of compensation, restricting him from competing against the Company or owning any percentage of any entity which is in the hemp or aerosol business, for a period until the later of (x) two years after the termination of the agreement, and (y) December 1, 2023, subject to certain exceptions;

ix.That the Company may terminate the agreement at any time for any reason (subject to the requirement to pay severance fee, as discussed below, where applicable);

x.That in the event that Johnson’s employment with the Company is terminated by the Company other than due to his death, disability, the non-renewal of the agreement pursuant to its terms, or with cause (defined as his failure to substantially perform his duties, failure to comply with any written or oral direction of the Chief Executive Officer which relates to the performance of his duties, subject to certain exceptions, the commission of any criminal act which constitutes a felony or involves fraud, dishonesty, or moral turpitude, the failure to render services under the agreement due to alcohol or drug abuse, or a willful material violation of any employment policies of the Company or any material breach of any term of the employment agreement, subject where applicable under the agreement, the right to cure such breaches), or in the event Johnson terminates the agreement for good reason (as defined in the agreement as the Company’s failure to pay any compensation due to Johnson, a reduction in his compensation without his consent, the failure of the Company to provide adequate resources to Johnson (subject to certain exceptions), or any action by the Company, except as required by law or government regulation, which would adversely affect Johnson’s ability to perform his duties under the agreement or participate in any bonus or incentive plan), the Company is required to pay Johnson 12 months of severance (based on his then base salary), payable equally in 12 monthly installments. Upon termination of the agreement for any other reason he is due only accrued and unpaid compensation (and accrued vacation days) through the date of termination.

(e)The Sellers’ entry into an Assignment of Intellectual Property Agreement, whereby such Sellers agree to assign all of their intellectual property and rights with Razor Jacket’s business and current processes to the Company, which agreement was entered into on October 23, 2020, and which is not yet effective and is being held in trust pending the Closing.

(f)The Board of Directors of the Company, concurrent with the Closing, (A) increasing the number of members of the Board of Directors by one (1) and (B) appointing Johnson as a member of the Board of Directors of the Company and continuing to nominate Johnson as a member of the Board of Directors until the earlier of (a) Johnson’s death; (b) the date Johnson resigns as a member of the Board of Directors, and/or as an employee of the Company; (c) the date Johnson’s employment is terminated for Cause; (d) the date that Johnson is disqualified as a member of the Board of Directors of the Company due to any applicable rule of a stock exchange or NASDAQ; or (e) the date that the Board of Directors (or nominating committee) of the Company, acting in good faith, determines that the nomination of Johnson as a member of the Company’s Board of Directors would violate the fiduciary duties of such members of the Board of Directors (or such nominating committee).

(g)The designation of the New Preferred Stock with the Secretary of State of Nevada.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety to the Purchase Agreement, attached as Exhibit 2.1 hereto, and incorporated in this Item 1.01 by reference in its entirety. Copies of the Trading Agreements, Assignment of Intellectual Property Agreement, and Employment Agreements will be disclosed in greater detail and filed as exhibits to the Current Report on Form 8-K which the Company plans to file to disclose the Closing, assuming such Closing occurs. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of its specific date, are solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made to allocate contractual risk among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K relating to the Closing Shares and New Preferred Shares is incorporated by reference into this Item 3.02. We plan to claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Closing Shares and New Preferred Shares, since the foregoing issuances will not involve a public offering, the recipients are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the New Preferred Shares are issued in full, and converted in full pursuant to their terms, a maximum of 16.5 million shares of common stock will be issuable

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit

2.1*+	Asset Purchase and Sales Agreement dated October 23, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers.

*Filed herewith.

+Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Rapid Therapeutic Science Laboratories, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: October 29, 2020

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*+	Asset Purchase and Sales Agreement dated October 23, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers.

*Filed herewith.

+Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Rapid Therapeutic Science Laboratories, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.